UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2006

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas
(Address of principal	75261
executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Credit Facility. In accordance with the Revolving Credit and Security Agreement between Kitty Hawk, Inc. (the “Company”) and PNC Bank, N.A. (“PNC”), dated as of July 19, 2006 (the “Credit Facility”), PNC recently completed its audit of the accounts receivable generated from the assets acquired by the Company from Air Container Transport, Inc. (“ACT”) and deemed them eligible receivables under the Credit Facility. As a result, as of September 5, 2006, $5.6 million of additional receivables were included in the calculation of the borrowing base under the Credit Facility, increasing the total borrowing base to $16.6 million. As of September 5, 2006, the Company had approximately $7.6 million of availability under the Credit Facility.
     General Motors. Previously, General Motors and Delphi Automotive were sued in Wayne County, Michigan by a number of air charter carriers in connection with air transportation services the Company arranged with them on behalf of General Motors and Delphi Automotive and for which the air charter carriers were not paid as a result of the Company’s bankruptcy. The air charter carriers are seeking to recover approximately $4.6 million from General Motors and Delphi Automotive. General Motors named the Company as a third party defendant in the litigation seeking indemnification of up to $4.6 million against the Company. The parties agreed that the indemnification claim would be heard in the bankruptcy court in Fort Worth, Texas and the Company was dismissed from the litigation in Wayne County, Michigan. On November 3, 2004, the bankruptcy court granted the Company’s motion that General Motors’ claim for indemnification be denied in its entirety. General Motors appealed the bankruptcy court’s dismissal of its claim to the U.S. District Court for the Northern District of Texas, Fort Worth Division. On August 25, 2005, the U.S. District Court for the Northern District of Texas, Fort Worth Division, denied General Motors’ appeal. General Motors then filed a motion to reconsider with the U.S. District Court for the Northern District of Texas, Fort Worth Division, which was also denied. On January 31, 2006, General Motors filed a Notice of Appeal to the U.S. 5th Circuit Court of Appeals, appealing the denial of its motion to reconsider. On August 23, 2006, the U.S. 5th Circuit Court of Appeals affirmed the district court’s dismissal of the appeal because the district court correctly determined that it lacked jurisdiction over General Motors’ untimely appeal from the bankruptcy court order.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.
By:	/s/ James R. Kupferschmid
Name:	James R. Kupferschmid
Title:	Vice President & Chief Financial Officer

Date: September 5, 2006